PRINCIPAL UNDERWRITER'S AGREEMENT

     IT  IS  HEREBY  AGREED  by  and  between  PAN-AMERICAN   ASSURANCE  COMPANY
("INSURANCE COMPANY") on behalf of PAN-AMERICAN ASSURANCE COMPANY SEPARATE ACCOUNT (the "Separate Account") and PAN-AMERICAN FINANCIAL SERVICES, INC. ("PRINCIPAL UNDERWRITER") as follows:

                                        I

     INSURANCE  COMPANY  proposes  to issue  and sell  Variable  Life  Insurance
Policies (the "Policies") of the Separate Account to the public through PRINCIPAL UNDERWRITER. The PRINCIPAL UNDERWRITER agrees to provide sales service subject to the terms and conditions hereof. The Policies to be sold are more fully described in the registration statement and prospectus hereinafter mentioned. Such Policies will be issued by INSURANCE COMPANY through the Separate Account.


                                       II

     INSURANCE COMPANY grants PRINCIPAL UNDERWRITER the exclusive right, during the term of this Agreement, subject to registration requirements of the Securities Act of 1933 and the Investment Company Act of 1940 and the provisions of the Securities Exchange Act of 1934, to be the distributor of the Policies issued through the Separate Account. PRINCIPAL UNDERWRITER will sell the Policies under such terms as set by INSURANCE COMPANY and will make such sales to purchasers permitted to buy such Policies as specified in the prospectus.

                                       III

     PRINCIPAL UNDERWRITER shall be compensated for its distribution services in such amount as to meet all of its obligations to selling registered representatives and selling broker dealers with respect to all premiums accepted by INSURANCE COMPANY on the Policies covered hereby.

                                       IV

     On behalf of the Separate Account, INSURANCE COMPANY shall furnish PRINCIPAL UNDERWRITER with copies of all prospectuses, financial statements and other documents which PRINCIPAL UNDERWRITER reasonably requests for use in connection with the distribution of the Policies. INSURANCE COMPANY shall provide to PRINCIPAL UNDERWRITER such number of copies of the current effective prospectuses as PRINCIPAL UNDERWRITER shall request.

                                        V

     PRINCIPAL UNDERWRITER is not authorized to give any information, or to make any representations concerning the Policies or the Separate Account of INSURANCE COMPANY other than those contained in the current registration statements or prospectuses relating to the Separate Account filed with the Securities and Exchange Commission or such sales literature as may be authorized by INSURANCE COMPANY.

                                       VI

     Both parties to this Agreement agree to keep the necessary records as indicated by applicable state and federal law and to render the necessary assistance to one another for the accurate and timely preparation of such records.

                                       VII

     This Agreement shall be effective upon the execution hereof and will remain in effect unless terminated as hereinafter provided. This Agreement shall automatically be terminated in the event of its assignment by PRINCIPAL UNDERWRITER.

     This Agreement may at any time be terminated by either party hereto upon 60 days' written notice to the other party.

                                      VIII

     All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given on the date of service if served personally on the party to whom notice is to be given, or on the date of mailing if sent by First Class Mail, Registered or Certified, postage prepaid and properly addressed.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed on their behalf by their respective officers thereunto duly authorized.

     EXECUTED this ____ day of ___________, 2001.

                               INSURANCE COMPANY:

                         PAN-AMERICAN ASSURANCE COMPANY


                           BY: ____________________________________________


ATTEST:

-----------------------------------
Secretary

                           PRINCIPAL UNDERWRITER:

                           PAN-AMERICAN FINANCIAL SERVICES, INC.


                           BY: ___________________________________________


ATTEST:

-----------------------------------
Secretary